                                                                    Exhibit 12.1
                                                                    ------------

                               D.R. HORTON, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                               For the fiscal years                       For the three months
                                                               ended September 30,                         ended December 31,
                                           -----------------------------------------------------------    ---------------------
                                              1996       1997        1998        1999        2000            1999       2000
                                           -----------------------------------------------------------    ---------------------
                                                                           ($'s in thousands)

Consolidated income before taxes ........  $   89,814   $ 108,550  $  159,099   $  263,826  $  309,224    $   68,601  $  76,361

Amortization of capitalized interest.....      25,670      29,323      47,995       58,153      69,566        13,868     18,172

Interest expensed .......................      10,006      11,707      17,453       18,565      18,680         5,524      4,845
                                           ----------   ---------  ----------   ----------  ----------    ----------  ---------


              Earnings ..................  $  125,490   $ 149,580  $  224,547   $  340,544  $  397,470    $   87,993  $  99,378
                                           ==========   =========  ==========   ==========  ==========    ==========  =========

Interest incurred .......................  $   39,807   $  51,978  $   71,649   $   83,090  $  112,813    $   24,330  $  31,483
                                           ----------   ---------  ----------   ----------  ----------    ----------  ---------

              Fixed charges .............  $   39,807   $  51,978  $   71,649   $   83,090  $  112,813    $   24,330  $  31,483
                                           ==========   =========  ==========   ==========  ==========    ==========  =========

Ratio of earnings to fixed charges ......        3.15        2.88        3.13         4.10        3.52          3.62       3.16
                                           ==========   =========  ==========   ==========  ==========    ==========  =========